Exhibit 10.1

LIMITED WAIVER AND FIFTH AMENDMENT
TO FINANCING AGREEMENT

LIMITED WAIVER AND FIFTH AMENDMENT TO FINANCING AGREEMENT, dated as of February 10, 2006 (this “Amendment”), among Milacron Inc., a Delaware corporation (“Milacron”), each subsidiary of Milacron listed as a borrower or a guarantor on the signature pages thereto, the Lenders party thereto, JPMorgan Chase Bank, National Association, as administrative agent and collateral agent for the Lenders (in each such capacity, together with its successors in each such capacity, the “Administrative Agent” and “Collateral Agent”, respectively and, collectively, the “Agents”).

W I T N E S S E T H:

WHEREAS, Milacron, certain subsidiaries of Milacron, the Lenders named therein, the Agents and the other parties thereto have entered into that certain Financing Agreement, dated as of June 10, 2004 (as amended, supplemented or otherwise modified from time to time, the “Financing Agreement”; capitalized terms used herein but not otherwise defined herein shall have the meanings given such terms in the Financing Agreement); and

WHEREAS, the Loan Parties have requested that the Lenders and the Agents provide certain waivers under the Financing Agreement, and the Lenders and the Agents are willing to provide such waivers on the terms and subject to the conditions set forth herein.

WHEREAS, the Loan Parties have requested that the Lenders and the Agents amend certain provisions of the Financing Agreement, and the Lenders and the Agents are willing to amend such provisions to the Financing Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the agreements herein contained, each of the Loan Parties, the Lenders, and the Agents hereby agree as follows:

ARTICLE I

AMENDMENTS

Section 1.1  Amendments to Definitions. As of the Fifth Amendment Effective Date (as defined below), Section 1.01 of the Financing Agreement is hereby amended by:

  (a)  inserting the following new definitions in the proper alphabetical order therein:

“Covenant Condition” means the condition that, with respect to any Test Date, average daily Availability (net of the Availability Reserve) is less than $17,500,000 for the period of seven (7) consecutive Business Days commencing on such Test Date (unless the Testing Release Condition has been met on or prior to the last Business Day of such period); provided that, with respect to (x) any Test Date for which a regularly scheduled semi-annual interest payment on the Senior Secured Notes is paid by the Borrowers during the seven

(7) Business Day period commencing on such Test Date, and (y) any Test Date occurring during the seven  (7) Business Day period commencing on the date of any such interest payment, “Covenant Condition” shall mean with respect to such Test Date the condition that (i) average daily Availability (net of the Availability Reserve) is less than $17,500,000 for the period of fourteen (14) consecutive Business Days commencing on such Test Date (unless the Testing Release Condition has been met on or prior to the last Business Day of such period) or (ii) Availability (net of the Availability Reserve) is less than $13,500,000 at any time during the period of fourteen (14) consecutive Business Days commencing on such Test Date.

“Covenant Release Condition” means the condition that average daily Availability (net of the Availability Reserve) shall have been greater than $17,500,000 for a period of thirty (30) consecutive Business Days.

“Fifth Amendment” means the Limited Waiver and Fifth Amendment to Financing Agreement, dated as of February 10, 2006, among the Parent, each subsidiary of the Parent listed as a borrower or a guarantor on the signature pages thereto, the Lenders party thereto, and the Agents.

“Fifth Amendment Effective Date” has the meaning set forth in the Fifth Amendment.

“Test Date” means any Business Day that Availability (net of the Availability Reserve) is less than $17,500,000 and any Business Day thereafter (until the Testing Release Condition has been met); provided that, no Business Day during which the Covenant Condition is in effect (meaning the period from an occurrence of the Covenant Condition until the occurrence of the Covenant Release Condition) shall be a Test Date unless such Business Day occurs during the period of seven (7) consecutive Business Days immediately prior to and including the date of occurrence of the Covenant Release Condition.

“Testing Release Condition” means the condition that daily Availability (net of the Availability Reserve) shall have been at least $17,500,000 on each Business Day for a period of seven (7) consecutive Business Days.

(b)  amending the definition of “Consolidated EBITDA” by inserting the following new sentence at the end thereof: “For purposes only of calculating Consolidated EBITDA for the twelve calendar month testing period ending December 31, 2005, non-cash charges arising during such period from reserves recorded in accordance with GAAP in connection with the Loan Parties' captive insurance program with Milacron Assurance shall also be added (without duplication) to Consolidated EBITDA for such period.”

Section 1.2  Amended Investments Covenant. As of the Fifth Amendment Effective Date, Section 7.02(e)(xii) of the Financing Agreement is hereby amended by (a) deleting the word “and” appearing at the end of clause (A) thereof and (b) deleting the comma at the end of clause (B) thereof and inserting the following new text in lieu thereof:

; and (C) investments in China JV by any Loan Party in an aggregate amount not exceeding $2,000,000 (it being understood and agreed that investments pursuant to this clause (C) will not be considered "investments" by a Loan Party for purposes of clause (A) above, and it being further understood that, as of the Fifth Amendment Effective Date, the full amount of investments permitted to be made pursuant to clause (A) above involving, requiring, resulting in or otherwise obligating any cash or cash consideration made or to be made by the Loan Parties (including Milacron Plastics Technologies Group Inc.) has previously been utilized),

Section 1.3  Amended Limitation on Issuance of Capital Stock Covenant. As of the Fifth Amendment Effective Date, Section 7.02(l) of the Financing Agreement is hereby amended by (a) deleting the word “and” appearing at the end of clause (x) of such Section and inserting a comma in lieu thereof, (b) deleting the period appearing at the end of clause (y) of such Section, and (z) inserting the following new text in lieu thereof:

and (z) the issuance of New US Securities, or common Capital Stock of the Parent, for payment of dividends with respect to New US Securities, which dividends are permitted by Section 7.02(h).

Section 1.4  Amended Financial Covenants. As of the Fifth Amendment Effective Date, Section 7.03 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

Section 7.03    Financial Covenants. So long as any principal of or interest on any Loan, LC Exposure (other than any LC Exposure that is cash collateralized in accordance with the terms of this Agreement) or any other Obligation (whether or not due), other than contingent obligations or indemnification obligations for which no claim has been asserted, shall remain unpaid or any Lender shall have any Commitment hereunder, each Loan Party shall not, unless the Required Lenders shall otherwise consent in writing:

(a)    Minimum Fixed Charge Coverage Ratio.

Permit the Fixed Charge Coverage Ratio as of the end of each fiscal quarter of the Parent ending on the dates set forth in the table below to be less than the applicable corresponding ratio set forth below:

Quarter End	Minimum Fixed Charge Coverage Ratio

March 31, 2007, and each quarter end occurring thereafter	1.25 to 1.00

(b)    Cumulative Total North America (ABL) EBITDA

. Permit Cumulative Total North America (ABL) EBITDA (as defined in the Loan Parties' financial statements as historically presented to the Administrative Agent and reported on a basis consistent therewith) on a cumulative basis for any period set forth in the table below to be less than the applicable corresponding amount set forth opposite such period below:

Period	Cumulative Total North America (ABL) EBITDA
One complete fiscal quarter ending March 31, 2006	$900,000

Two complete fiscal quarters ending June 30, 2006	$3,800,000

Three complete fiscal quarters ending September 30, 2006	$10,560,000

Four complete fiscal quarters ending December 31, 2006	$14,640,000

provided, however, that, during the 2006 Fiscal Year only, this Section 7.3(b) shall apply from time to time only upon the occurrence of the Covenant Condition (and then only as to periods set forth above that have not yet ended), and at all times thereafter until such time, if any, as the Covenant Release Condition occurs.

(c)    Total North America (ABL) Capital Expenditures.

Make, or permit any of its Subsidiaries to make, Total North America (ABL) Capital Expenditures (as defined in the Loan Parties' financial statements as historically presented to the Administrative Agent and reported on a basis consistent therewith) that would cause the aggregate amount of all Total North America (ABL) Capital Expenditures made by the Loan Parties and their Subsidiaries on a cumulative basis during any period set forth in the table below to exceed the amount set forth opposite such period below:

Period	Cumulative Total North America (ABL) Capital Expenditures
One complete fiscal quarter ending March 31, 2006	$2,560,000

Two complete fiscal quarters ending June 30, 2006	$5,520,000

Three complete fiscal quarters ending September 30, 2006	$8,240,000

Four complete fiscal quarters ending December 31, 2006	$10,240,000

provided, however, that, during the 2006 Fiscal Year only, this Section 7.3(c) shall apply from time to time only upon the occurrence of the Covenant Condition (and then only as to periods set forth above that have not yet ended), and at all times thereafter until such time, if any, as the Covenant Release Condition occurs.

ARTICLE II

LIMITED WAIVER

Subject to the terms and conditions set forth herein, the Lenders hereby waive any noncompliance by any Loan Party with Section 7.03(b) of the Financing Agreement, and any Event of Default that may have resulted therefrom, to the extent such non-compliance would not have occurred if the amendment set forth in Section 1.1(b) had been effective as of December 31, 2005.

ARTICLE III

CONDITIONS TO CLOSING

This Amendment shall become effective upon the satisfaction of the following conditions (such date, the “Fifth Amendment Effective Date”):

(a)  Fifth Amendment. Each Loan Party shall have delivered a duly executed counterpart of this Amendment to the Agents.

(b)  Officer’s Certificate. The Loan Parties shall have delivered to the Agents a certificate of a duly authorized officer of each Loan Party dated the Fifth Amendment Effective Date, in form and substance satisfactory to the Agents, to the effect that the representations and warranties set forth in Section 4.3 hereof are true and correct as of such date.

(c)  Consent of Required Lenders. The Agents shall have received in writing the consent of the Required Lenders to enter into this Amendment on behalf of the Required Lenders.

(d)  Amendment Fee. The Loan Parties shall have paid to the Administrative Agent, in immediately available funds, for the pro rata account of each of the Lenders that are party hereto, a nonrefundable amendment fee of 0.165% of the Total Revolving Credit Commitment.

(e)  Agent Fees and Expenses. The Loan Parties shall have paid any and all fees payable to any Agent under any fee letter executed in connection herewith and all reasonable, out-of-pocket fees and expenses (including, without limitation, reasonable fees, costs, client charges and expenses of counsel) incurred by the Agents arising from or relating to the negotiation, preparation, execution, delivery, performance and administration of this Amendment and arising under or relating to the other Loan Documents to the extent invoiced and presented to the Administrative Borrower on or prior to the Fifth Amendment Effective Date.

ARTICLE IV

MISCELLANEOUS

Section 4.1   Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Agents or any Lender under the Loan Documents, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Loan Documents, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Loan Documents in similar or different circumstances. This Amendment shall constitute a “Loan Document” for all purposes of the Financing Agreement and all references to the Financing Agreement in any Loan Document shall mean the Financing Agreement as amended hereby.

Section 4.2  No Representations by Lenders or Agent. Each Loan Party hereby acknowledges that it has not relied on any representation, written or oral, express or implied, by any Lender or any Agent, other than those expressly contained herein, in entering into this Amendment.

Section 4.3   Representations of the Loan Parties. Each Loan Party represents and warrants to the Agents and the Lenders that (i) after giving effect to this Amendment, (a) the representations and warranties set forth in the Loan Documents are true and correct in all respects on and as of the date hereof with the same effect as though made on the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date and (b) no Default or Event of Default has occurred and is continuing and (ii) this Amendment has been duly executed and delivered by such Loan Party and the Financing Agreement, as amended hereby, constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 4.4   Claims. Each Loan Party represents and warrants that it has no defenses, offsets or counterclaims with respect to the indebtedness owed by the Borrowers to the Lenders, other than in respect of deposits.

Section 4.5  Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of the parties hereto and the successors and permitted assigns of the Lenders and the Agents.

Section 4.6   Headings. The headings and captions hereunder are for convenience only and shall not affect the interpretation or construction of this Amendment.

Section 4.7   Severability. The provisions of this Amendment are intended to be severable. If for any reason any provision of this Amendment shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

Section 4.8   Costs and Expenses. The Loan Parties agree to reimburse the Agents for their reasonable out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of counsel for the Agents.

Section 4.9  Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 4.10  GOVERNING LAW. THE WHOLE OF THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

Section 4.11   JURISDICTION, VENUE AND SERVICE. EACH LOAN PARTY HEREBY IRREVOCABLY CONSENTS AND SUBMITS TO THE NONEXCLUSIVE JURISDICTION AND VENUE OF ALL FEDERAL AND STATE COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK AND CONSENTS THAT ANY ORDER, PROCESS, NOTICE OF MOTION OR OTHER APPLICATION TO OR BY ANY OF SAID COURTS OR A JUDGE THEREOF MAY BE SERVED WITHIN OR WITHOUT SUCH COURT’S JURISDICTION BY REGISTERED MAIL OR BY PERSONAL SERVICE, PROVIDED A REASONABLE TIME FOR APPEARANCE IS ALLOWED, IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF, UNDER OR RELATING TO THIS AMENDMENT. AT THE OPTION OF THE AGENTS, UPON THE INSTRUCTIONS OF THE REQUIRED LENDERS, ANY LOAN PARTY MAY BE JOINED IN ANY ACTION OR PROCEEDING COMMENCED BY THE AGENTS OR THE LENDERS AGAINST ANY OTHER LOAN PARTY IN CONNECTION WITH OR BASED ON THIS AMENDMENT, AND RECOVERY MAY BE HAD AGAINST ANY LOAN PARTY IN SUCH ACTION OR PROCEEDING OR IN ANY INDEPENDENT ACTION OR PROCEEDING AGAINST ANY LOAN PARTY, WITHOUT ANY REQUIREMENT THAT THE AGENTS OR THE LENDERS FIRST ASSERT, PROSECUTE OR EXHAUST ANY REMEDY OR CLAIM AGAINST ANY OTHER LOAN PARTY. EACH LOAN PARTY HEREBY IRREVOCABLY WAIVES (TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW) ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF, UNDER OR RELATING TO THIS AMENDMENT BROUGHT IN ANY FEDERAL OR STATE COURT LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, AND HEREBY FURTHER IRREVOCABLY WAIVES (TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW) ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

SECTION 4.12  WAIVER OF JURY TRIAL. EACH OF THE AGENTS, THE LENDERS AND THE LOAN PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT, AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY. IN ADDITION, EACH OF THE AGENTS, THE LENDERS AND THE LOAN PARTIES WAIVES THE RIGHT TO INTERPOSE ANY DEFENSE BASED UPON ANY STATUTE OF LIMITATIONS OR ANY CLAIM OF LACHES AND ANY SET-OFF OR COUNTER CLAIM OF ANY NATURE OR DESCRIPTION. EACH OF THE AGENTS, THE LENDERS AND THE LOAN PARTIES ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE FREELY MADE.

* * *

            IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed and delivered as of the date first above written.

BORROWERS:
MILACRON INC.

By:	/s/ Ross A. Anderson
Name: R.A. Anderson
Title: Vice-President – Finance and Chief Financial Officer

CIMCOOL INDUSTRIAL PRODUCTS INC.
D-M-E MANUFACTURING INC.
D-M-E U.S.A. INC.
MILACRON INDUSTRIAL PRODUCTS, INC.
MILACRON PLASTICS TECHNOLOGIES GROUP INC.
NICKERSON MACHINERY CHICAGO, INC.
NORTHERN SUPPLY COMPANY, INC.
OAK INTERNATIONAL, INC.
PLIERS INTERNATIONAL INC.
UNILOY MILACRON INC.
UNILOY MILACRON U.S.A. INC.

By:	/s/ Ross A. Anderson
Name: R.A. Anderson
Title: Treasurer

MILACRON MARKETING COMPANY

By:	/s/ Ross A. Anderson
Name: R.A. Anderson
Title: Vice President – Finance, Chief Financial Officer & Controller

GUARANTORS:
D-M-E COMPANY

By:	/s/ Ross A. Anderson
Name: R.A. Anderson
Title: Vice President

MILACRON CAPITAL HOLDINGS B.V.

By:	/s/ Gerard van Deventer
Name: G. van Deventer
Title: Managing Director

MILACRON INTERNATIONAL MARKETING COMPANY

By:	/s/ Ross A. Anderson
Name: R.A. Anderson
Title: Treasurer and Assistant Secretary

ADMINISTRATIVE AGENT AND COLLATERAL AGENT:
JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent and Collateral Agent, on behalf of the Required Lenders

By:	/s/ James M. Barbato
Name: James M. Barbato
Title: Vice President